Exhibit 10.3

ESCROW AGREEMENT

This Agreement is dated as of the 22nd day of February, 2013 among PLC Systems Inc., a Yukon Territory corporation (the “Company”), the parties identified on Schedule A hereto (each a “Purchaser”, and collectively “Purchasers”), and Grushko & Mittman, P.C. (the “Escrow Agent”):

W I T N E S S E T H:

WHEREAS, the Company and Purchasers have entered into Securities Purchase Agreement calling for the sale by the Company to the Purchasers of Common Stock and Warrants for an Aggregate Purchase Price of up to $7,500,000; and

WHEREAS, the parties hereto require the Company to deliver the Common Stock and Warrants against payment therefor, with such Common Stock, Warrants and the Escrowed Funds to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.         Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given to such terms in the Securities Purchase Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

•              “Agreement” means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

•              “Initial Closing Date” shall have the meaning set forth in Section 1.1 of the Securities Purchase Agreement;

•              “Common Stock” means the Company’s common stock, no par value per share;

•              “Escrowed Payment” means an aggregate cash payment of up to $7,500,000, which is the Purchase Price;

•              “Legal Opinion” means the original signed legal opinion referred to in Section 2.2(a)(ii) of the Securities Purchase Agreement;

•              “Legal Fees” shall have the meaning set forth in Section 5.2 of the Securities Purchase Agreement;

•              “Placement Agent” shall mean Palladium Capital Advisors, LLC;

•              “Placement Agent Fees” shall have the meaning set forth in Section 3.1(s) to the Securities Purchase Agreement;

•              “Securities Purchase Agreement” means the Securities Purchase Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of Common Stock and Warrants;

•              “Shares” shall mean the Common Stock to be delivered to Purchasers on the Initial Closing Date;

•              “Warrants” shall have the meaning set forth in Section 1.1 of the Securities Purchase Agreement;

•              Collectively, the Company executed Securities Purchase Agreement, Common Stock, Warrants and Legal Opinion are referred to as “Company Documents”; and

•              Collectively, the Escrowed Payment and the Purchaser executed Securities Purchase Agreement are referred to as “Purchaser Documents”.

1.2.         Entire Agreement.  This Agreement along with the Company Documents and the Purchaser Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Purchaser Documents and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Purchaser Documents.

1.3.         Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.         Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5.         Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.         Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7.         Specific Enforcement, Consent to Jurisdiction.  The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and Purchaser hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.         Company Deliveries.  On or about the date hereof, the Company shall deliver to the Escrow Agent the executed Securities Purchase Agreement, Shares, Warrants, Legal Opinion, Placement Agent Fees and Purchasers Legal Fees (collectively, the “Company Documents”).

2.2.         Purchaser Deliveries.  On or before the Initial Closing Date, each Purchaser shall deliver to the Escrow Agent such Purchaser’s portion of the Purchase Price and the executed Securities Purchase Agreement.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions, unless Escrow Agent approves a different method of delivery:

Citibank, N.A.

1155 6th Avenue

New York, NY 10036

ABA Number: 0210-00089

For Credit to: Grushko & Mittman, IOLA Trust Account

Account Number: 9997242837

2.3.         Intention to Create Escrow Over Company Documents and Purchaser Documents.  The Purchaser and Company intend that the Company Documents and Purchaser Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4.         Escrow Agent to Deliver Company Documents and Purchaser Documents.  The Escrow Agent shall hold and release the Company Documents and Purchaser Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND PURCHASER DOCUMENTS

3.1.         Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Purchaser Documents as follows:

(a)           On the Initial Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Purchasers and release the Purchaser Documents to the Company, except that: (i) $500,000 will be held by the Escrow Agent to be disbursed in accordance with the provisions of Section 3.4 herein (the “Investor Relations Escrow Fund”), (ii) $500,000 will be released to Za Capital, LLC pursuant to wire instructions provided by Za Capital, LLC, (iii) the Placement Agent Fees will be delivered to the Placement Agent, and (iv) the Legal Fees will be released directly to the Purchasers’ attorneys. The Escrow Agent may request any written representations, certifications and documents in Escrow Agent’s absolute discretion before releasing any funds from escrow.

(b)           All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

(c)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Purchaser, it shall deliver the Company Documents and Purchaser Documents in accordance with the terms of the Joint Instructions.

(d)           Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Company Documents and Purchaser Documents in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.         The Initial Closing may take place on or before February 22, 2013.  After February 22, 2013, the Escrow Agent will promptly return Company Documents to the Company and return the corresponding Purchasers Documents to the Purchasers in connection with which an Initial Closing has not occurred.

3.3.         Acknowledgement of Company and Purchaser; Disputes.  The Company and the Purchaser acknowledge that the only terms and conditions upon which the Company Documents and Purchaser Documents are to be released are set forth in Sections 3 and 4 of this Agreement.  The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Purchaser Documents.  Any dispute with respect to the release of the Company Documents and Purchaser Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Purchaser.

3.4          Investor Relations Escrow Fund.  The Escrow Agent will retain the sum of $500,000 in escrow (“Retained Funds”).  The Retained Funds will be disbursed to Za Capital, LLC on the first business day after the six month anniversary of the Initial Closing Date unless the Company has prior to such date delivered to Escrow Agent any one of the following:

(i)            a Court Order ordering the Escrow Agent not to release the Retained Funds on such date.  The Court Order may be obtained without prior notice to the Escrow Agent.  The Escrow Agent agrees to abide by the Court Order; or

(ii)           joint written instructions providing for a different disposition of the Retained Escrow, from the Company and Purchasers who were issued a majority of the Shares on the Initial Closing Date.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.         Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a)           The Purchaser and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Purchaser or Company is entitled to receipt of the Company Documents and Purchaser Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)           The Purchaser and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  The Purchaser and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Purchaser and Company under this Agreement and to no other person.

(c)           The Purchaser and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Purchaser and the Company.  Prior to the effective date of the resignation as specified in such notice, the Purchaser and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Purchaser Documents to a substitute Escrow Agent selected by the Purchaser and Company.  If no successor Escrow Agent is named by the Purchaser and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Purchaser Documents with the clerk of any such court.

(e)           The Escrow Agent does not have and will not have any interest in the Company Documents and Purchaser Documents, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)            This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)           The Escrow Agent shall be permitted to act as counsel for the Purchaser in any dispute as to the disposition of the Company Documents and Purchaser Documents, or in any other dispute between the Purchaser and Company, whether or not the Escrow Agent is then holding the Company Documents and Purchaser Documents and continues to act as the Escrow Agent hereunder.

(h)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.         Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Purchaser Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Purchaser Documents pending receipt of a Joint Instruction from the Purchaser and Company, or (ii) deposit the Company Documents and Purchaser Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchaser and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Purchaser Documents.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1.         Termination.  The Escrow Agent’s responsibilities hereunder shall terminate upon the release of all of the Company Documents and Purchaser Documents.

5.2.         Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Company, to:

PLC Systems Inc.

459 Fortune Boulevard

Milford MA  01757

Attn: Mark R. Tauscher, President and CEO

Fax: (508) 541-7990

With a copy by fax only to:

Gennari Aronson, LLP

300 First Avenue

Needham, MA 02494

Attn: Neil H. Aronson, Esq.

Fax: 781-719-9853

(b)           If to the Purchaser, to: the addresses and fax numbers listed on Schedule A hereto.

(c)           If to the Escrow Agent, to:

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, New York 11581

Fax: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.         Interest.  The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.  In the event the Escrowed Payment is deposited in an interest bearing account, the Purchaser shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Purchaser the Purchaser’s United States taxpayer identification number and other requested information and forms.

5.4.         Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto, except that the Company may assign its rights under this Agreement to any third party acquiring all or substantially all of the assets of the Company or any third party which is the successor to the Company by way of merger or similar corporate event.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.         Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.         Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.         Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

PLC SYSTEMS INC.
the “Company”

By:	/s/ Mark R. Tauscher,
President and CEO

ESCROW AGENT:

GRUSHKO & MITTMAN, P.C.

“PURCHASERS”:

[ ]

By:
Name:
Title:

SCHEDULE A TO ESCROW AGREEMENT

PURCHASER AND ADDRESS	PURCHASE PRICE	SHARES OF COMMON STOCK	WARRANTS